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                                PEOPLESOFT, INC.
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


               PeopleSoft Announces 2004 Annual Meeting
            Date; Nominates Four Directors for Re-Election

   PLEASANTON, Calif.--(BUSINESS WIRE)--Jan. 30, 2004--PeopleSoft, Inc. (Nasdaq:PSFT) today announced that the Company will hold its Annual Meeting of Stockholders on March 25, 2004. Stockholders of record as of the close of business on February 10, 2004 will be eligible to vote at the meeting.
   PeopleSoft President and Chief Executive Officer Craig Conway said, "The PeopleSoft Board unanimously voted to hold its annual meeting on March 25th so that we could put Oracle's apparent efforts to interfere with our business behind us as soon as possible. We firmly believe that Oracle is trying to deny PeopleSoft stockholders the real value of this company. PeopleSoft has fought through three quarters of what we believe is Oracle's attempt to disrupt our business and has delivered solid financial results. Think about the additional value we can create once our stockholders reject Oracle and our sales force is unfettered.
   "We believe that there is a substantial likelihood that Oracle's bid will be blocked by antitrust authorities and we look forward to their prompt decision. At the same time, we believe it is important to give PeopleSoft stockholders an opportunity to bring Oracle's efforts to disrupt our business to an end by voting in favor of the Board's nominees and rejecting Oracle's nominees," Conway added.
   PeopleSoft's Board also announced that four existing directors have been nominated to serve as Class II Directors until the 2006 Annual Meeting. They are: A. George "Skip" Battle, Craig A. Conway, Frank J. Fanzilli, Jr., and Cyril J. Yansouni. Biographies of the director nominees are below.
   A. George "Skip" Battle, 60, became a director of PeopleSoft in December 1995. Mr. Battle has served on the Board of Directors of Ask Jeeves, Inc. a publicly-traded internet search engine company, since December 2000, currently serving as Executive Chairman. He served as its Chief Executive Officer from December 2000 through December 2003. He is currently a Senior Fellow at the Aspen Institute, an international research firm. From 1968 until his retirement in June 1995, Mr. Battle served in various roles of increasing responsibility with Andersen Consulting. At the time of his retirement, Mr. Battle was Managing Partner of Market Development and was serving as a member of Andersen Consulting's Executive Committee, Global Management Council and Partner Income Committee. Mr. Battle holds a B.A. degree in economics with highest distinction from Dartmouth College and an M.B.A. degree from the Stanford Business School where he held McCarthy and University Fellowships. Mr. Battle is also the Chairman of the Board of Directors of Fair Isaac Corporation and a director of Barra, Inc., and a director of the following mutual funds: Masters' Select Equity, Masters' Select Value, Masters' Select Smaller Companies and Masters' Select International.
   Craig A. Conway, 49, joined PeopleSoft in May 1999 as President, Chief Operating Officer and Director, and was promoted to Chief Executive Officer in September 1999. From 1996 to 1999, Mr. Conway was President and Chief Executive Officer of OneTouch Systems, a leader in the field of interactive broadcast networks. From 1993 to 1996, Mr. Conway served as President and Chief Executive Officer for TGV Software, Inc., an early developer of IP network protocols and applications for corporate intranets and the Internet. Prior to that time, Mr. Conway spent eight years at Oracle Corporation in a variety of senior management roles, last serving as an Executive Vice President. Mr. Conway graduated from State University of New York with a B.S. degree in computer science and mathematics.
   Frank J. Fanzilli, Jr., 47, became a director of PeopleSoft in May 2001. Mr. Fanzilli was Managing Director and the Chief Information Officer of Credit Suisse First Boston until his retirement in April of 2002. Mr. Fanzilli joined the First Boston Corporation in 1985 as an Analyst in the Information Services Department and held a variety of positions within Information Technology, including Head of European Information Services and Head of Global Application Development. Prior to joining Credit Suisse First Boston, Mr. Fanzilli spent seven years at IBM where he managed systems engineering and software development for Fortune 50 accounts. Mr. Fanzilli received a B.S. degree in management, cum laude, from Fairfield University and an M.B.A. degree in finance, with distinction, from New York University, where he was the Marcos Nadler Scholar. Mr. Fanzilli is also a director of Interwoven, Inc.
   Cyril J. Yansouni, 61, has been a director of PeopleSoft since 1992. From June 2000 to June 2003, Mr. Yansouni was the Chairman of the Board of Directors of Read-Rite Corporation, a supplier of magnetic recording heads for data storage drives, which sought protection under Chapter 7 of the U.S. Bankruptcy Code in June 2003. From March 1991 to June 2000, Mr. Yansouni also served as the Chief Executive Officer of Read-Rite Corporation. From 1988 to 1991, Mr. Yansouni was with Unisys Corporation, a manufacturer of computer systems, where he served in various senior management capacities, last serving as an Executive Vice President. From 1986 to 1988, Mr. Yansouni was President of Convergent Technologies, a manufacturer of computer systems that was acquired by Unisys Corporation in December 1988. From 1967 to 1986, Mr. Yansouni was employed by Hewlett-Packard Company, where he served in a variety of technical and management positions, last serving as Vice President and General Manager of the Personal Computer Group. Mr. Yansouni received his B.S. degree in electrical and mechanical engineering from the University of Louvain, Belgium and his M.S. degree in electrical engineering from Stanford University. Mr. Yansouni is also a director of Tektronix, Inc. and Solectron Corporation.
   Stockholders wishing to propose that additional business be conducted at the Annual Meeting must send a notice to PeopleSoft's Secretary pursuant to section 2.16 of PeopleSoft's bylaws on or before February 13, 2004.

   About PeopleSoft

   PeopleSoft (Nasdaq:PSFT) is the world's second largest provider of enterprise application software with 12,100 customers in more than 25 industries and 150 countries. For more information, visit us at www.peoplesoft.com.

   Important Additional Information

   The Board of Directors of PeopleSoft will be soliciting proxies for use at the 2004 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote in favor of the slate of directors nominated by the Board of Directors and to vote on any other matters that properly come before the 2004 Annual Meeting. PeopleSoft is filing a proxy statement on Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with its solicitation of proxies for the Annual Meeting. Promptly after filing the definitive proxy statement with the SEC (the "2004 Proxy Statement"), PeopleSoft will send the 2004 Proxy Statement and a WHITE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting.
   PeopleSoft has engaged Georgeson Shareholder Communications Inc. ("Georgeson") to assist in soliciting proxies for the 2004 Annual Meeting. PeopleSoft has agreed to pay customary compensation to Georgeson for such services and to indemnify Georgeson and certain related persons against certain liabilities relating to or arising out of the engagement. PeopleSoft's directors, officers and employees, as well as certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to PeopleSoft, also may assist PeopleSoft in soliciting proxies, although no additional consideration will be paid for such services. Information regarding the interests of Georgeson and these other persons is contained in the 2004 Proxy Statement.
   PeopleSoft has filed a Solicitation/Recommendation Statement on
Schedule 14D-9 (the "Schedule 14D-9") regarding Oracle's tender offer. PeopleSoft stockholders should read the Schedule 14D-9 and the 2004 Proxy Statement (including any amendments to such documents) because these documents contain important information. The 2004 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC's website at www.sec.gov and from PeopleSoft at www.peoplesoft.com.

    CONTACT: PeopleSoft
             Bob Okunski, 877-528-7413 (Investor Relations) bob_okunski@peoplesoft.com
             Steve Swasey, 925-694-5230 (Public Relations) steve_swasey@peoplesoft.com
                 or
             Joele Frank, Wilkinson Brimmer Katcher
             Joele Frank, 212-355-4449 ext. 110
             jf@joelefrank.com
             Susan Stillings 212-355-4449 ext. 124
             sts@joelefrank.com